Exhibit 99.1

NEWS RELEASE for July 26, 2007, at 8:00 AM EDT

WORLD FUEL SERVICES CORPORATION TO HOST

SECOND QUARTER 2007 EARNINGS CONFERENCE CALL

MIAMI, FL (July 26, 2007) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s second quarter results, which it plans to release on Thursday, August 9, 2007, after the close of the market.

WHEN:	Friday, August 10, 2007, at 11:00 AM EDT

DIAL-IN NUMBER:	(866) 621 0089 (within the US and Canada) / (706) 758 3183 (International); use conference ID # 11226610.

REPLAY NUMBER:	(800) 642 1687 (within the US and Canada) / (706) 645 9291 (International); use conference ID # 11226610. The replay will be available shortly after the live call, and will be available for seven days, through August 17, 2007.

WEBCAST:	The live webcast may be accessed by visiting the Company’s web site at www.wfscorp.com and clicking on the webcast icon.

Web participants are encouraged to visit the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until September 30, 2007.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Contacts:	World Fuel Services Corporation Ira M. Birns Executive Vice President & Chief Financial Officer or Francis X. Shea Executive Vice President & Chief Risk and Administrative Officer (305) 428-8000

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